UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 9, 2011

GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12911	77-0239383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02.  Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Granite Construction Incorporated (the “Company”) approved the following components of the 2012 compensation for the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”).  The comparable compensation components as in effect for 2011 are also presented below.

CEO	2012	2011
Base Salary	$660,000	$500,000
Target Annual Incentive Plan Award Opportunity	858,000 (130% of Base Salary)	750,000 (150% of Base Salary)
Target Long-Term Incentive Plan Award Opportunity	1,500,000	1,500,000

CFO	2012	2011
Base Salary	$425,000	$350,000
Target Annual Incentive Plan Award Opportunity	255,000 (60% of Base Salary)	210,000 (60% of Base Salary)
Target Long-Term Incentive Plan Award Opportunity	550,000	500,000

The performance measures upon which awards under the Company’s Annual Incentive Plan and Long-Term Incentive Plan for 2012 will be based have not yet been determined.

 Item 5.03.  Amendments to Articles of Incorporation or Bylaws.

On November 10, 2011, the Board approved amendments to the Company’s bylaws to (i) clarify that any action taken by written consent of the Board or of any committee of the Board may be taken by email or other electronic means, and (ii) expressly permit notices to directors, officers, employees and agents of the Company to be given by email or other electronic means.  The effective date of the amendment is November 10, 2011.  A copy of the bylaws, as so amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K.

 Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended Bylaws as of November 5, 2009, of Granite Construction Incorporated, as amended May 20, 2011 and November 10, 2011

[Signature page follows.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ Terry K. Eller
Terry K. Eller
Vice President, General Counsel
and Secretary

Date:  November 15, 2011

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended Bylaws as of November 5, 2009, of Granite Construction Incorporated, as amended May 20, 2011 and November 10, 2011